                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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                                STERLING BANCORP
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                (Name of Registrant as Specified in Its Charter)

                                STERLING BANCORP
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[STERLING BANCORP LOGO]             650 FIFTH AVENUE / NEW YORK, N.Y. 10019-6108

LOUIS J. CAPPELLI
      CHAIRMAN
 & CHIEF EXECUTIVE
      OFFICER

                                                                   March 9, 2002

Dear Shareholder:

Sterling's Annual Meeting of Shareholders will be held on Thursday, April 18, 2002, at 10:00 A.M., at The University Club, One West 54th Street, New York, N.Y., 10019 and you are invited to attend.

The Company's record performance in 2001 marked the sixth consecutive year that earnings reached an all time high. Net income increased 17%, to a record $19.4 million, while earnings per share, on a diluted basis, was $1.80. Total assets increased to $1.5 billion, with asset quality in the highest quartile of our peer group. Sterling's return on average assets in 2001 was 1.53% and its return on average tangible equity was 18.86%. In November, 2001, your Board of Directors approved a 10% stock dividend and an increased quarterly cash dividend of $0.18, up from $0.16 per share. These actions resulted in an increase of 24% in the effective annual dividend rate and reaffirms Sterling's long-standing commitment that shareholders benefit from our success on an ongoing basis.

It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Proxy material for the meeting accompanies this letter. You may vote your shares by using a toll free telephone number or on the Internet (see the instructions on the accompanying proxy card) or, you may sign, date and mail the proxy card in the postage paid envelope provided.

Thank you for your continued interest and support.

                                         Sincerely,

                          /s/ Louis Cappelli

                            [STERLING BANCORP LOGO]
                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            NOTICE OF ANNUAL MEETING

                                 APRIL 18, 2002

     The Annual Meeting of Shareholders of Sterling Bancorp will be held on Thursday, April 18, 2002, at 10:00 o'clock A.M., New York City time, at The University Club, One West 54th Street, New York, New York, 10019, to consider and act upon the following matters:

          1. Election of 8 directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. Approval of Stock Incentive Plan Amendment, as described in the accompanying Proxy Statement.

          3. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on March 4, 2002 has been fixed as the record date for the meeting. Only shareholders of record at that time are entitled to notice of and to vote at the Annual Meeting.

                                   IMPORTANT

     WE URGE THAT YOU SIGN, DATE AND SEND IN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE, OR TO VOTE VIA THE TOLL FREE TELEPHONE NUMBER OR VIA THE INTERNET AS INSTRUCTED ON THE PROXY CARD, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. SENDING IN YOUR PROXY OR VOTING BY TELEPHONE OR ON THE INTERNET WILL NOT PREVENT YOU FROM VOTING YOUR SHARES PERSONALLY AT THE MEETING, SINCE YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                       By Order of the Board of Directors

                                                  JERROLD GILBERT
                                                    General Counsel
March 9, 2002

                            [STERLING BANCORP LOGO]

                                STERLING BANCORP
                                650 Fifth Avenue
                           New York, N.Y. 10019-6108
                               ------------------

                                PROXY STATEMENT

                               ------------------

                                 MARCH 9, 2002

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sterling Bancorp ("Company") with respect to the Annual Meeting of Shareholders of the Company to be held on April 18, 2002. Any proxy given by a shareholder may be revoked at any time before it is voted by giving appropriate notice to the General Counsel of the Company or by delivering a later dated proxy or by a vote by the shareholder in person at the Annual Meeting. Proxies in the accompanying form which are properly executed by shareholders and duly returned to the Company and not revoked will be voted for all nominees listed under "Election of Directors" and for the amendment of the Company's Stock Incentive Plan and on other matters in accordance with the Board of Directors' recommendations, unless the shareholder directs otherwise. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about March 18, 2002.

     The outstanding shares of the Company at the close of business on March 4, 2002 entitled to vote at the Annual Meeting consisted of 10,162,467 Common Shares, $1 par value ("Common Shares"), and 234,606 Series D, Preferred Shares ("Preferred Shares"). All outstanding Common Shares and Preferred Shares vote together and not as separate classes.

     The Common Shares and the Preferred Shares are entitled to one vote for each share on all matters to be considered at the meeting and the holders of a majority of such shares, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Only shareholders of record at the close of business on March 4, 2002 are entitled to vote at the Annual Meeting.

                             ELECTION OF DIRECTORS

     Eight directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting of Shareholders to be held on April 18, 2002, to serve until the next Annual Meeting and until their respective successors have been elected. It is intended that, unless authority to vote for any nominee or all nominees is withheld by the shareholder, a properly executed and returned proxy will be voted in favor of the election as directors of the nominees named below. All nominees are members of the present Board of Directors, having been elected at the 2001 Annual Meeting of Shareholders. There is no family relationship between any of the nominees or executive officers. In the event that any of the nominees shall not be a candidate, the persons designated as proxies are authorized to substitute one or more nominees, although there is no reason to anticipate that this will occur.

     Assuming the presence of a quorum, directors are elected by a plurality of the votes cast. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares held in street name for a customer) will have no effect on the election of directors.

     The information set forth below has been furnished by the nominees:

                                                                           YEAR
      NAME, PRINCIPAL OCCUPATION FOR LAST FIVE YEARS,                    ELECTED A
      BUSINESS EXPERIENCE, DIRECTORSHIP OF THE COMPANY                   DIRECTOR
          AND OF STERLING NATIONAL BANK ("BANK"),                         OF THE
     A SUBSIDIARY OF THE COMPANY, AND OTHER INFORMATION         AGE       COMPANY
     --------------------------------------------------         ---      ---------
Robert Abrams                                                   63         1999
  Member, Stroock & Stroock & Lavan, LLP; former Attorney
  General of the State of New York; former Bronx Borough
  President

Joseph M. Adamko*                                               69         1992
  Former Managing Director, Manufacturers Hanover Trust Co.
  (now J.P. Morgan Chase); Vice Chairman of the Company and
  of the Bank

Louis J. Cappelli*                                              71         1971
  Chairman of the Board and Chief Executive Officer of the
  Company; Chairman of the Board of the Bank

Walter Feldesman*                                               84         1975
  Counsel, Brown Raysman Millstein Felder & Steiner, LLP

Allan F. Hershfield                                             70         1994
  President, Resources for the 21st Century; former
  President, Fashion Institute of Technology

Henry J. Humphreys                                              73         1994
  Counselor-Permanent Observer, Mission of the Sovereign
  Military Order of Malta to the United Nations; former
  Chancellor and Chief Operating Officer, American
  Association of the Sovereign Military Order of Malta

John C. Millman*                                                59         1988
  President of the Company; President and Chief Executive
  Officer of the Bank

Eugene T. Rossides                                              74         1989
  Senior Counsel, Clifford Chance Rogers & Wells LLP; former
  Assistant Secretary, United States Treasury Department

---------------

* Member of Executive Committee.

     Each nominee is a director of the Bank.

     Mr. Adamko, a nominee for director is also a director of Tommy Hilfiger Corporation.

     Reference is made to "Security Ownership of Directors and Executive Officers and Certain Beneficial Owners" on page 10 for information as to the nominees' holdings of the Company's equity securities.

EXECUTIVE COMPENSATION AND RELATED MATTERS

     The following table sets forth information concerning the compensation for the Company's last three completed fiscal years with respect to its chief executive officer and the four other most highly compensated executive officers who served as such at December 31, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                         ANNUAL          ----------------------------
                                                      COMPENSATION        RESTRICTED      SECURITIES     ALL OTHER
                                                  --------------------       STOCK        UNDERLYING      COMPEN-
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   AWARDS($)(1)     OPTIONS(#)    SATION($)(2)
       ---------------------------         ----   ---------   --------   -------------   ------------   ------------
Louis J. Cappelli                          2001    591,961    825,000                                      93,122
  Chairman of the Board and                2000    524,321    750,000       988,281         68,750         75,268
  Chief Executive Officer,                 1999    465,086    550,000                      105,000         61,984
  Sterling Bancorp
  Chairman of the Board,
  Sterling National Bank
John C. Millman                            2001    372,364    350,000                                      37,912
  President,                               2000    336,190    315,000       474,375         33,000         36,695
  Sterling Bancorp                         1999    304,980    270,000                       52,500         21,636
  President and Chief Executive Officer,
  Sterling National Bank
Jerrold Gilbert                            2001    156,000     35,000                                       8,336
  Executive Vice President and             2000    148,500     25,000                       16,500          7,702
  General Counsel                          1999    142,500     15,000                       15,750          5,864
  Sterling Bancorp and
  Sterling National Bank
John W. Tietjen                            2001    190,000     60,000                                      10,239
  Executive Vice President,                2000    172,500     50,000                       22,000          7,586
  Treasurer and Chief Financial Officer,   1999    155,000     37,500                       21,000          5,864
  Sterling Bancorp
  Executive Vice President
  Sterling National Bank
John A. Aloisio                            2001    205,000     55,000                                      10,462
  Senior Vice President,                   2000    190,000     50,000                       22,000          8,378
  Sterling Bancorp                         1999    175,000     35,000                       21,000          5,864
  Executive Vice President,
  Sterling National Bank

---------------

(1) Effective February 11, 2000, Messrs. Cappelli and Millman, respectively, were granted 62,500 and 30,000 Common Shares which Common Shares were subject to restrictions and as to which dividends are payable. Such restrictions lapsed immediately as to 25% of the shares, lapsed as to 25% of the shares on February 11, 2001, and lapse as to an additional 25% of the shares subject to the award on each of the second and third anniversaries of the award. As of December 31, 2001, after adjustment to reflect a ten percent stock dividend in 2001, Messrs. Cappelli and Millman, respectively, owned 37,812 and 18,150 Common Shares, subject to restriction valued at $1,104,110 and $529,980.

(2) Represents for each executive the term life insurance premiums paid by the Company on his behalf, and as to Mr. Cappelli, includes premiums paid by the Company for split-dollar life insurance policies insuring the joint lives of him and his spouse. This insuring of joint lives reduces the premiums paid for the coverage. Premiums paid by the Company will be refunded to the Company on termination of the split-dollar policies. The imputed income with respect to the premium for the term life insurance provided under the split-dollar policies and included in the figure for 2001 was $2,797. The value of the benefits to Mr. Cappelli of the remainder of the premiums paid by the Company on the split-dollar policies and included in the figure for 2001 was $25,595. This does not include any amount with respect to the split-dollar policies entered into in connection with Mr. Cappelli's participation in the Company's Mutual Benefit Exchange Program (see "Retirement Plans" below). As to Messrs. Millman, Gilbert, Tietjen and Aloisio, includes the value of benefits of the premiums paid by the Company on split-dollar policies insuring the life of each executive officer, in the amount of $6,706, $1,204, $895 and $1,643, respectively. Also represents for each executive, his allocable share of the Company's Employee Stock Ownership Plan ("ESOP") compensation expense, and as to Messrs. Cappelli, Millman, Tietjen and Aloisio, $54,649, $24,020, $2,230 and $1,698,
    respectively, accruing to them for 2001 under the Company's supplemental pension benefit plan (see "Retirement Plans" below) as compensation for Internal Revenue Code limitations on allocations to their ESOP accounts.

     Employment Contracts. The Company has agreements with Messrs. Cappelli and Millman which currently provide for terms extending until December 31, 2006 and December 31, 2004, respectively, and contain change of control provisions entitling each of them to a lump-sum cash payment in an amount equal to three times his average annual compensation during the Company's three fiscal years preceding the date of termination and the continuation of health and similar benefits for a period of 36 months following termination if he is terminated within two years of a change in control. Messrs. Cappelli and Millman each also have thirteen months after a change of control to terminate employment for any reason and receive the severance benefits. These agreements were entered into upon the recommendation of the Board's Compensation Committee in 1993, and approved by the Board of Directors, were amended in 2001 and were further amended in February 2002. The Company also has change of control agreements with other executive officers, including Messrs. Gilbert, Tietjen, and Aloisio, providing for guaranteed severance payments equal to two times the annual compensation of the officer and continuation of health and similar benefits for the applicable period if the officer is terminated within two years of a change of control. All change of control agreements provide for cash payments in amounts necessary to insure that the payments made thereunder are not subject to reduction due to the imposition of excise taxes payable under Internal Revenue Service Code Section 4999 or any similar tax.

     Retirement Plans. In November 1984, (1) the Sterling Bancorp/Sterling National Bank Employees' Retirement Plan ("New Plan"), a defined benefit plan which covers all of their respective eligible employees, was adopted and (2) the separate defined benefit plans ("Old Plans") previously maintained by Sterling National Bank and Standard Financial Corporation (since merged into the Company) were terminated, vesting the benefits of the participants in the Old Plans for all years of credited service. The New Plan gives credit for credited service under the Old Plans but provides, in substance, for a participant's vested benefits under the Old Plans to be offset against the benefits to be provided the participant under the New Plan. Accordingly, the retirement benefits to be provided a continuing employee can be determined simply by reference to the provisions of the New Plan.

     An employee becomes eligible for participation in the New Plan upon the attainment of age 21 and the completion of one year of service. All contributions required of the New Plan are made by the employers and no employee contributions are required or permitted.

     The Internal Revenue Code imposes limitations on the retirement benefits payable to more highly compensated employees. The Company has a Supplemental Executive Retirement Plan for designated employees ("Supplemental Plan"), which provides for supplemental retirement payments to such persons in amounts equal to the difference between retirement benefits such persons actually receive under the Company's plans and the amount which would have been received were such Internal Revenue Code limitations not in effect.

     The following table sets forth the estimated annual retirement benefits under the above plans, on a life annuity and guaranteed 10 year certain basis, payable to persons in specified remuneration and years of service classifications, not subject to any offset amount.

                               PENSION PLAN TABLE

       HIGHEST
     CONSECUTIVE
      FIVE YEAR                                          ESTIMATED ANNUAL RETIREMENT BENEFIT AT AGE 65 FOR
       AVERAGE                                                REPRESENTATIVE YEARS OF CREDITED SERVICE
    COMPENSATION                    --------------------------------------------------------------------------------------------
       IN LAST             10          15          20          25          30          35          40          45          50
      10 YEARS          --------    --------    --------    --------    --------    --------    --------    --------    --------
$ 100,000............   $ 14,760    $ 22,140    $ 29,520    $ 36,900    $ 44,280    $ 51,660    $ 59,040    $ 66,420    $ 73,800
  200,000............     29,760      44,640      59,520      74,400      89,280     104,160     119,040     133,920     148,800
  300,000............     44,760      67,140      89,520     111,900     134,280     156,660     179,040     201,420     223,800
  400,000............     59,760      89,640     119,520     149,400     179,280     209,160     239,040     268,920     298,800
  500,000............     74,760     112,140     149,520     186,900     224,280     261,660     299,040     336,420     373,800
  600,000............     89,760     134,640     179,520     224,400     269,280     314,160     359,040     403,920     448,800
  700,000............    104,760     157,140     209,520     261,900     314,280     366,660     419,040     471,420     523,800
  800,000............    119,760     179,640     239,520     299,400     359,280     419,160     479,040     538,920     598,800
  900,000............    134,760     202,140     269,520     336,900     404,280     471,660     539,040     606,420     673,800
 1,000,000...........    149,760     224,640     299,520     374,400     449,280     524,160     599,040     673,920     748,800
 1,100,000...........    164,760     247,140     329,520     411,900     494,280     576,660     659,040     741,420     823,800

     Annual benefits are calculated on the highest consecutive five-year average compensation during the ten years preceding retirement as provided in the New Plan.

     The pensions computed under the New Plan are equal to the sum of:

          (1) 1% of the average compensation up to $4,800, multiplied by the number of years of credited service, plus

          (2) 1 1/2% of the average compensation in excess of $4,800, multiplied by the number of years of credited service.

     Average compensation under the New Plan includes salary compensation but not other types of compensation; bonus compensation for designated senior management executives is included under the Supplemental Plan as currently in effect.

     The current number of years of service credited to Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio are 50, 25, 27, 12 and 11, respectively.

     In 2000, Mr. Cappelli elected to participate in the Company's Mutual Benefit Exchange Program (the "Program"), pursuant to which he relinquished his right to receive an annual retirement benefit at age 65 of $236,516 under the Supplemental Plan (this amount represents a portion of his then accrued benefit under the defined benefit portion of the Supplemental Plan) in exchange for the Company's payment of premiums under additional split-dollar life insurance policies. Pursuant to calculations prepared for the Company by actuaries, the present value of the cost of these policies to the Company will not exceed the present value of the Supplemental Plan benefits relinquished by Mr. Cappelli under the Program.

Options

     The following table sets forth information as to options held at December 31, 2001 by each of the executive officers named in the Summary Compensation Table. No new options were granted to the executive officers during the fiscal year ended December 31, 2001.

     In order to permit option holders to retain their potential proportionate interest in the Company following payment by the Company on December 10, 2001, of a ten percent stock dividend, the number of Common Shares underlying options previously granted under the Company's Stock Incentive Plan was increased by ten percent and the exercise price of all such options was decreased by 9.09 percent. This adjustment was required to ensure that the value of the options was neither increased nor decreased on account of the stock dividend.

     In accordance with the rules of the Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the grant date present value: an expected option term of eight years for nonqualified options and four years for qualified options; expected volatility of 25%; dividend yield of 2.56%; and risk-free rate of return of 5.15%. The real value of the options in this table depends upon the actual changes in the market price of Common Shares during the applicable period, and the time at which such options are exercised.

                    AGGREGATE FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF COMMON SHARES          VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                                    OPTIONS HELD AT              AT FISCAL YEAR END($)
                                                                    FISCAL YEAR END          -----------------------------
                             SHARES ACQUIRED      VALUE      -----------------------------     VESTED        NON-VESTED
           NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   NON-EXERCISABLE   EXERCISABLE   NON-EXERCISABLE
           ----              ---------------   -----------   -----------   ---------------   -----------   ---------------
Louis J. Cappelli..........      44,467          825,797       372,068         52,943        $5,156,226       $864,987
John C. Millman............      53,762          879,568       174,130         18,040         2,384,566        294,739
Jerrold Gilbert............                                     42,896         47,670           715,390        673,927
John W. Tietjen............       8,250          123,313        36,926         50,804           558,106        720,229
John A. Aloisio............       9,657          129,536        50,030         49,634           795,966        692,850

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's policies applicable to the executive officers are described in the report attached as Exhibit A hereto.

PERFORMANCE GRAPH

     The following graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Shares compared to the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index"), and the Keefe, Bruyette & Woods 50 Index ("KBW 50 Index"). The stock price performance shown on the graph below is not necessarily indicative of future performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG STERLING BANCORP, THE S&P 500 INDEX
                              AND THE KBW 50 INDEX

[COMPARISON LINE GRAPH]

--------------------------------------------------------------------------------
                        12/96     12/97     12/98     12/99     12/00     12/01
--------------------------------------------------------------------------------
 STERLING BANCORP      100.00    165.81    160.42    121.36    188.71    284.14
 S & P 500             100.00    133.36    171.47    207.56    188.66    166.24
 KBW 50                100.00    146.19    158.29    152.80    183.45    175.89

---------------
 * $100 invested on 12/31/1996 in Stock or Index.
   Including reinvestment of dividends.
   Fiscal year ending December 31.

MEETINGS AND ATTENDANCE OF DIRECTORS; CERTAIN COMMITTEES; FEES

     During the year ended December 31, 2001, the Board of Directors of the Company held five regularly scheduled meetings and one special meeting. In addition, various committees of the Board met at regular meetings. No director attended fewer than 75% of the meetings he was required to attend. The Company has standing audit and compensation committees and does not have a nominating committee or a committee performing similar functions.

     The members of the audit committee ("Audit Committee") are Messrs. Feldesman (chair), Adamko, Humphreys and Rossides. The Audit Committee held five meetings during the year ended December 31, 2001.

     The members of the compensation committee ("Compensation Committee") are Mr. Feldesman (acting chair), Mr. Abrams and Mr. Hershfield. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of the Company's subsidiaries. The Compensation Committee makes recommendations to the Board concerning executive officer compensation, including the relationship between compensation and performance and the measures of performance to be considered, and concerning the compensation and other key terms of employment agreements. (See "Compensation Committee Report" attached as Exhibit A to this Proxy Statement.) The Compensation Committee held one meeting during the year ended December 31, 2001.

     Directors who are not salaried officers receive fees for attendance at Board and committee meetings. Each eligible director receives $1,250 for attending each Board meeting, $750 for attending each committee meeting, a $500 supplemental payment in December of each year and an annual option for 5,082* Common Shares on the last day the Company's Common Shares are traded in June. Additionally, in 2000, non-employee directors were granted options for 2,420* shares on the last day a trade was reported in June, 2000, and on the last day a trade is reported in each July from July 2001 through July 2004. The options are nonqualified stock options exercisable in four equal installments, commencing on the first anniversary of the date of grant and expiring on the fifth anniversary of such date; provided, however, that they become immediately exercisable in the event of a change in control of the Company. The exercise price is equal to 100% of the fair market value of the Common Shares on the date of grant. Upon termination of the services of a director who is not also a salaried officer, all options then exercisable may be exercised for a period of three months, except that if termination is by reason of death, the legal representative of such deceased director has six months to exercise all options regardless of whether the decedent could have exercised them. Expenses of directors incurred in traveling to Board and committee meetings are reimbursed by the Company. The Chair of the Audit Committee receives an annual stipend of $7,500 for service in such capacity in lieu of Audit Committee meeting fees. Mr. Adamko, Vice Chairman of the Company and the Bank, receives a monthly fee of $3,750, but does not receive fees for attendance at Board and committee meetings.

FEES TO AUDITORS

  AUDIT FEES

     The aggregate fees billed by KPMG, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $241,000.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were paid to KPMG, LLP by the Company for professional services rendered for information technology services relating to financial information systems design or implementation for the fiscal year ended December 31, 2001.

---------------

* Inclusive of adjustment for stock dividends declared on Common Shares.

  ALL OTHER FEES

     The aggregate fees billed by KPMG, LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $253,720. Fees for other non-audit services were for tax purposes and operations reviews.

     The Audit Committee has considered whether KPMG, LLP's provision of non-audit services is compatible with maintaining the auditor's independence.

                             AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board in its oversight of the Company's financial reporting process. The Board of Directors has determined that all members of the Committee are "independent," as required by applicable listing standards of The New York Stock Exchange. The Committee operates pursuant to a Charter that was originally adopted by the Board on May 18, 2000, and amended on November 15, 2001, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently modified or supplemented. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently modified or supplemented, and has discussed with the independent auditor the auditor's independence from the Company and its management.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not employed by the Company for accounting, financial management or internal control. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and policies, or internal control and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee is recommending to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 to be filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Walter Feldesman, Chair     Joseph M. Adamko     Henry J. Humphreys    Eugene T.
Rossides

Dated February 21, 2002

TRANSACTIONS WITH THE COMPANY AND OTHER MATTERS

     From time to time, officers and directors of the Company and their family members or associates have purchased or may purchase short-term notes of the Company and certificates of deposit from the Bank on the same terms available to other persons. The Bank also makes loans from time to time to related interests of directors. Such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features. Mr. Feldesman is counsel to a law firm that the Company retained during its last fiscal year and Mr. Abrams is a partner in a law firm that the Company retained during its last fiscal year.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of February 21, 2002, holdings of the Company's Common Shares and Preferred Shares by each present director and each of the executive officers named in the Summary Compensation Table on page 3 and by all directors and executive officers as a group. The Common Shares are traded on The New York Stock Exchange and the closing price on March 4, 2002 was $30.78 per share.

                                                                                NUMBER AND
                                              NUMBER AND                        NATURE OF
                                              NATURE OF                          SERIES D
                                                COMMON                          PREFERRED
                                                SHARES                            SHARES      % OF OUTSTANDING
                                             BENEFICIALLY   % OF OUTSTANDING   BENEFICIALLY       SERIES D
                   NAME                        OWNED(1)      COMMON SHARES       OWNED(1)     PREFERRED SHARES
                   ----                      ------------   ----------------   ------------   ----------------
Robert Abrams..............................       4,541              +
Joseph M. Adamko...........................      13,248            .13
Louis J. Cappelli..........................     717,618           7.09             2,749            1.17
Walter Feldesman...........................      19,659            .19
Allan F. Hershfield........................      14,029            .14
Henry J. Humphreys.........................      16,102            .16
John C. Millman............................     333,631           3.29             2,667            1.14
Eugene T. Rossides.........................      11,797            .12
Jerrold Gilbert............................     121,046           1.20             2,463            1.05
John W. Tietjen............................      57,966            .57             2,406            1.03
John A. Aloisio............................      70,635            .70             2,509            1.07
All directors and executive officers as a
  group (11 in group)......................   1,380,272          13.63            12,794            5.46

---------------

+ Less than .1 of 1%

     (1) Each director and officer has sole voting and investment power with respect to the securities indicated above to be owned by him, except that in the case of Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio, shares shown as owned include 63,159; 5,648; 23,508; 107; and 3 Common Shares, respectively, held in profit sharing plans as to which they have power to direct the vote only, and the Preferred Shares, set forth above, held by the Company's Employee Stock Ownership Trust upon which they are currently entitled to direct the vote. The shares shown as owned include as to Mr. Abrams, 4,415 Common Shares; as to each of Messrs. Feldesman, Hershfield and Humphreys, 8,225 Common Shares; as to each of Messrs. Adamko and Rossides, 10,766 Common Shares; as to Messrs. Cappelli, Millman, Gilbert, Tietjen and Aloisio and all directors and executive officers as a group, 382,653; 182,325; 48,028; 42,058; 55,162; and 763,389
Common Shares, respectively, covered by outstanding stock options exercisable within 60 days and, as to Messrs. Cappelli and Millman, include 68,906 and 19,075 Common Shares, respectively, granted under the Company's Stock Incentive Plan as to which they do not have sole investment power. The shares shown as owned by Mr. Cappelli include 377 Common Shares owned by his wife, the shares shown as owned by Mr. Millman include 634 shares owned by his wife and 155 shares owned by his wife as custodian, the shares shown as owned by Mr. Gilbert include 3,312 shares owned by his wife and 154 shares owned as custodian, beneficial ownership of the latter of which he disclaims and the shares owned by Mr. Aloisio include 206 shares owned by his son and 101 shares owned by his wife, beneficial ownership of which he disclaims.

     The following table sets forth the persons or groups known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares based upon information provided by them to the Company as of February 21, 2002.

                                                               NUMBER AND
                                                                NATURE OF
                                                              COMMON SHARES     APPROXIMATE
                                                              BENEFICIALLY     PERCENTAGE OF
                      NAME AND ADDRESS                            OWNED            CLASS
                      ----------------                        -------------    -------------
FMR Corp.,
Edward C. Johnson 3d, and Abigail P. Johnson,
Fidelity Management & Research Company......................    1,023,414(1)       10.11
82 Devonshire Street
Boston, Massachusetts 02109

Louis J. Cappelli...........................................      717,618(2)        7.09
650 Fifth Avenue
New York, New York 10019

Dimensional Fund Advisors Inc. .............................      615,215(3)        6.07
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

---------------
     (1) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002 by FMR Corp., Edward C. Johnson 3d, and Abigail
P. Johnson. According to said schedule, Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 355,640 of the Common Shares set forth in the above table as a result of acting as investment adviser to various investment companies ("Fidelity Funds"). Fidelity states that one Fidelity Fund, Fidelity Low Priced Stock Fund, owns 355,640 of the Common Shares owned by Fidelity. Edward C. Johnson 3d, Chairman of FMR Corp., FMR Corp. (through its control of Fidelity), and the Fidelity Funds each has sole dispositive power with respect to 355,640 Common Shares, but do not have the sole power to vote or direct the voting of the Common Shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. 63,774 Common Shares set forth in the above table are beneficially owned by Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, as a result of its serving as investment manager of certain institutional accounts. Edward C. Johnson 3d and FMR Corp. (through its control of Fidelity Management Trust Company) each has sole dispositive power and sole power to vote, or direct the voting of, 63,774 Common Shares. Through their ownership of voting common stock of FMR Corp. and the execution of a shareholders' voting agreement with respect to FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, and other members of the Johnson family may be deemed to form a controlling group with respect to FMR Corp.

     (2) See Footnote 1, page 10 for number and nature of the Common Shares.

     (3) The number and nature of the Common Shares beneficially owned are set forth in a statement on Schedule 13G filed with the Securities and Exchange Commission on January 30, 2002 by Dimensional Fund Advisors Inc. ("Dimensional"). According to said schedule, Dimensional is an investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. (These investment companies, trusts and accounts are the "Funds"). In its role as investment advisor or manager, Dimensional states that it possesses both voting and/or investment power over the Common Shares set forth in the above table that are owned by the Funds and that all such are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities. Further, Dimensional has advised the Company that no one of these advisory clients, to the knowledge of Dimensional, owns more than 5% of the class.

     Sterling Bancorp and Subsidiaries Employee Stock Ownership Trust (whose address is 622 Third Avenue, New York, NY 10016, Attn: Trust Dept.), established pursuant to the Sterling Bancorp and Subsidiaries Employee Stock Ownership Plan ("ESOP"), owns all outstanding shares of Series D Preferred Stock, each share of which is convertible into 1.2723 Common Shares. The Series D Preferred Stock carries one vote per share, and votes along with the Common Shares as a single class. Participants vote shares allocated to their respective ESOP accounts, and receive passed through voting rights with respect to unallocated shares based on relative ESOP account balances. Any Shares with respect to which voting instructions are not received are to be voted by the ESOP Committee.

     Except as set forth above, the Company does not know of any person that owns more than 5% of any class of the Company's voting securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that all required filings have been made under Section 16(a) of the Securities Exchange Act of 1934 by the Company's directors and executive officers. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 were required to be filed under the applicable rules of the Securities and Exchange Commission.

                   APPROVAL OF STOCK INCENTIVE PLAN AMENDMENT

     In April 1992, shareholders approved adoption of the Company's Stock Incentive Plan (the "Plan"), which authorized the grant of awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock or a combination of these. There are currently 2,571,428 shares covered by the Plan. Awards covering an aggregate of 2,064,454 shares have been made. After giving effect to such awards, only 506,974 shares remain available under the Plan.

     The Compensation Committee and the Company's Stock Plans Committee have advised the Board of Directors that in view of the Compensation Committee's policy for greater utilization of stock-based compensation, they recommended that the number of shares available under the Plan be increased by 400,000 shares (see "Compensation Committee Report" attached as Exhibit A to this Proxy Statement). The Board of Directors has approved and recommends to the shareholders an amendment to the Plan which would increase the aggregate number of shares subject to it by 400,000. The text of the amendment is attached as Exhibit B to this Proxy Statement. No grants will be made under the Plan pursuant to the proposed amendment unless the shareholders approve the amendment at the 2002 Annual Meeting.

     Approval of the amendment requires the affirmative vote of a majority of the votes cast on the proposal, provided that the total votes so cast represent over 50% of the votes entitled to be cast at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

ADMINISTRATION

     Authority to administer the Plan was delegated by the Board to a Stock Plans Committee which consists of at least three Non-Employee Directors, none of whom is to be eligible to participate in awards (other than automatic awards to Non-Employee Directors). The current members of the Stock Plans Committee are Mr. Feldesman, Chair, Mr. Abrams and Mr. Hershfield. In addition to Non-Employee Directors, all officers and key employees of the Company and its subsidiaries who are in positions which enable them to make significant contributions to long-term performance and profitability of the Company are eligible to receive awards. Approximately 295 employees of the Company and its subsidiaries are eligible to participate in the Plan.

TYPE OF AWARDS

     Awards granted pursuant to the Plan may take the form of Incentive Stock Options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock or a combination of these forms of awards.

     Incentive Stock Options. The exercise price of an ISO may not be less than 100% of the fair market value of the Company's Shares on the date of grant. If the aggregate market value (determined on the date of grant) of all shares subject to ISOs that first become exercisable by an individual optionee in a single calendar year exceeds $100,000, the excess is to be treated as NQSOs. An optionee may exercise an ISO during the option period at such time, and in such amounts (subject to a 100 share minimum), as he desires and may pay the exercise price in cash, Sterling Bancorp Common Shares or in such other consideration as the Committee may determine. All ISOs granted under the Plan have a term of ten years and vest on a cumulative basis at a rate of twenty-five (25%) each year, beginning one year after the date of grant, unless the Committee determines otherwise; provided that, unless the Committee determines otherwise in an optionee's written award agreement, all ISOs granted to an optionee will become exercisable upon the termination of the optionee's employment by the Company without "cause," or upon a "change in control" of the Company (as each such term is defined in the Plan). In the event of termination of an optionee's employment, other than by the Company for cause, or in the event of death or disability, any unexercised portion of the ISO which is exercisable at the time of termination will terminate three months following such termination unless the expiration date of the ISO occurs sooner. If such termination of employment is by reason of death or disability, the portion of the ISO which is exercisable at the time of termination may be exercised for a period of 12 months after such termination, unless the expiration date of the ISO occurs sooner. In the event the Company terminates an optionee's employment for cause, any unexercised portion of the ISO will terminate immediately upon termination of employment. Additional restrictions apply to ISOs granted to a 10 percent stockholder (as defined in Section 422 of the Code).

     Non-Qualified Stock Options. All Non-Qualified Stock Options granted under the Plan may be for such (i) number of shares, (ii) exercise price and (iii) term as the Committee, in its sole discretion, may determine. All NQSOs granted under the Plan are exercisable beginning six months after the date of grant unless the Committee determines otherwise; provided that, unless the Committee determines otherwise in an optionee's written award agreement, all NQSOs granted to an optionee will become exercisable upon the termination of the optionee's employment by the Company without cause, or upon a change in control of the Company. The terms of the Plan regarding exercisability of NQSOs following termination of employment are identical to those applicable to ISOs.

     Stock Appreciation Rights. Pursuant to the terms of the Plan SARs are granted only (i) in conjunction with the granting of options, (ii) in an amount not in excess of the number of Shares granted in the related option and (iii) on terms providing that the exercise of an option for a given number of shares terminates the related SAR for that number of shares (so that the total number of shares for which an option and the related SAR may be exercised cannot exceed the number of shares granted in the option). SARs provide the participant with an amount equal to the difference between the fair market value of the Shares on the date the SAR is exercised and the exercise price of the option; such amount is to be paid, in the discretion of the Committee, either in cash or in shares (valued at their fair market value on the date of exercise) or a combination thereof. Each SAR is subject to the same conditions on termination of employment as the related option.

     Restricted Stock. A recipient of Restricted Stock may be entitled to receive Shares of the Company at no out-of-pocket cost or to purchase Shares of the Company at a price determined by the Committee which is expected to be below the fair market value of the Shares. The time period of the restrictions and rate of lapse of such restrictions will be determined by the Committee in its sole discretion; provided that, unless the Committee determines otherwise in a grantee's written award agreement, all such restrictions shall lapse upon the termination of the grantee's employment by the Company without cause, or upon a change in control of the Company.

     Shares. The number of shares available is subject to adjustment in order to prevent dilution. To the extent that options expire or are cancelled without having been exercised or Restricted Stock is forfeited, the shares involved shall become available for future grants or rewards.

NON-EMPLOYEE DIRECTOR GRANTS

     Under the Plan each Non-Employee Director will automatically be granted an NQSO on the last day the Company's Common Shares are traded in June. The June NQSO provides for grants to each Non-Employee Director of 2,000 shares in each of 1998 and 1999 and 4,000 shares in each of 2000, 2001 and 2002, exercisable in four equal installments commencing on the first anniversary of the date of grant -- and to expire on the fifth anniversary of such date, and is to provide for a purchase price equal to 100% of the fair market value of the Common Shares on the date of grant; provided that an NQSO shall be immediately exercisable in the event of a change in control of the Company. Additionally, under the Plan each Non-Employee Director will automatically be granted an NQSO on the last day the Company's Common Shares are traded in June 2000, and the last day they are traded in each July from 2001 through 2004. This NQSO is to be for 2000 shares in each of 2000, 2001, 2002, 2003 and 2004, upon substantially the same terms and conditions as the June grants. Upon termination of the services of a Non-Employee Director, all options then exercisable may be exercised during a period of three months, except that if termination is by reason of death, the legal representative of the deceased Non-Employee Director has six months to exercise all options regardless of whether the decedent could have then exercised them.

AMENDMENT

     The Plan may be amended, terminated or modified by the Board of Directors at any time, except that the Board may not, without approval by a vote of the shareholders of the Company (subject, however, to changes resulting from stock dividends, stock splits or similar changes in the Company's capitalization), increase the maximum number of shares for which options and awards may be granted under the Plan or change the persons eligible to participate in the Plan. No such termination, modification or amendment may affect the rights of a participant under an outstanding option or the grantee of an award.

MARKET VALUE OF STOCK

     On March 4, 2002, the market value of one of the Company's Common Shares was $30.78.

FEDERAL INCOME TAX CONSEQUENCES

     In general, except as described below with respect to Restricted Stock, no taxable income will be recognized by the participant, and no deduction will be allowed to the Company (other than as set forth below), upon the grant of any option, SAR or shares of Restricted Stock under the Plan.

     Non-Qualified Stock Options. In general, upon exercise of an NQSO, an optionee will recognize ordinary income in the year in which the option is exercised in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price; the amount so recognized as income will be deductible by the Company.

     Upon any subsequent sale of the shares, the optionee's basis in the shares for determining gain or loss will be the sum of the exercise price and any income recognized upon exercise. Any gain or loss recognized to the optionee upon the sale or other disposition of any of these shares will be a capital gain or loss, either long-term or short-term, depending upon the holding period of the shares.

     Incentive Stock Options. No taxable income will be recognized by the optionee upon the exercise of an ISO, but the difference between the fair market value of the shares on the date of exercise and the exercise price is an item of tax preference, subject to the possible application of the alternative minimum tax. If the shares purchased on the exercise of an ISO are held for a period of at least two years from the date of the grant of the option and one year from the date the option is exercised, any gain recognized on a subsequent sale of such shares will constitute long-term capital gain rather than ordinary income, and the Company will not be entitled to any deduction with respect to the option.

     However, if the optionee disposes of such shares within one year from the date of exercise or two years from the date of the grant of the option, the excess of the lesser of the fair market value of the shares at the time of exercise and the amount realized by the optionee on such disposition over the exercise price will be taxed as ordinary income, and the Company will be entitled to a corresponding deduction. Any further gain or any loss recognized on such a disposition generally will be a capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

     Stock Appreciation Rights. Upon exercise of an SAR the amount of cash received (or the value of any shares received) must be treated as ordinary income by the employee. Under such circumstances, the Company will be entitled to a corresponding tax deduction in the same amount which the employee is required to treat as income.

     Restricted Stock. The award of Restricted Stock to an employee does not result in taxable income to the employee at the time of grant. Generally, the employee will recognize ordinary income when the restrictions against transfer of the stock lapse in an amount equal to the value of the stock at that time. Alternatively, the employee can elect under Section 83(b) of the Code (a "Section 83(b) Election") to include the value of the Restricted Stock at the time of the grant, less any amount paid for it, in his income for the year in which he received the Restricted Stock. The employee must file this election with the Internal Revenue Service within 30 days after the Restricted Stock is transferred to him. If the employee makes this election, subsequent changes in the value of the stock will not result in ordinary income or loss to him. However, if the stock is later forfeited, the employee will not be entitled to any deduction with respect to the amount he earlier included as ordinary income. The Company will be entitled to an income tax deduction in the year in which the employee recognized ordinary income with respect to the Restricted Stock in an amount equal to the income recognized by the employee. Any dividends paid on the Restricted Stock will be taxed as dividend income.

     If no Section 83(b) Election is made, (i) no income will be recognized by the employee (and the Company will not be entitled to a deduction) with respect to the Restricted Stock until the date the restrictions lapse, (ii) any dividends paid on the Restricted Stock until the restrictions lapse will be taxed to the employee as compensation income (and the Company will be entitled to a deduction) and (iii) the employee will recognize ordinary income at the time the restrictions lapse in an amount equal to the fair market value of the Restricted Stock at that time, less the amount paid, if any, and the Company will be entitled to a corresponding deduction. Upon a subsequent disposition of the Restricted Stock by the employee, any gain or loss realized above or below the value previously taken into income by the employee will be long-term or short-term capital gain or loss, depending on the holding period of the Shares following the date the restrictions lapse or the Section 83(b) Election was made, as applicable.

WITHHOLDING OF TAXES

     Income tax withholding obligations connected with an award under the Plan may be satisfied through the surrender of the Common Stock of the Company owned by the Plan's participants, or through the withholding of Common Stock otherwise issuable upon the exercise or vesting of an award.

NEW PLAN BENEFITS

     As awards under the Plan are made in the discretion of the Stock Plans Committee (other than in respect of the Non-Employee Director stock options described above), it is not currently possible to ascertain the awards which will be made in the future to officers and directors.

                                    GENERAL

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG, LLP, which firm audited the financial statements for the Company's fiscal year ending December 31, 2001, are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

2003 ANNUAL MEETING

     Any shareholder who may desire to submit under the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) a proposal for inclusion in the Company's proxy and proxy statement for the 2003 Annual Meeting of Shareholders currently scheduled to be held on April 17, 2003, must present such proposal in writing to the Company at 650 Fifth Avenue, New York, New York 10019-6108, Attention: Jerrold Gilbert, General Counsel, not later than the close of business on November 18, 2002. Under the Company's Bylaws, any shareholder who desires to submit a proposal outside of the process provided by the Securities and Exchange Commission's shareholder proposal rule (Rule 14a-8) or desires to nominate a director at the 2003 Annual Meeting of Shareholders must provide timely notice thereof in the manner and form required by the Company's Bylaws by February 18, 2003 (but not before January 18, 2003). If the date of the 2003 Annual Meeting should change, such deadline would also change.

OTHER

     Management knows of no other business to be presented to the Annual Meeting of Shareholders, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with their best judgment.

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by personal interview, telephone or telegram. The Company reimburses brokerage houses, custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to their principals. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies, which firm will, by agreement, receive compensation of $3,500, plus expenses, for these services.

     The Annual Report to Shareholders (which is not a part of the proxy soliciting material) for the fiscal year ended December 31, 2001 accompanies this Notice and Proxy Statement.

     THE COMPANY FILES WITH THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. A COPY OF THE REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER SENDING A WRITTEN REQUEST THEREFOR TO JOHN W. TIETJEN, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, STERLING BANCORP, 650 FIFTH AVENUE, NEW YORK, NY 10019-6108.

                                          STERLING BANCORP
Dated:  March 9, 2002

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

                                STERLING BANCORP

     I. Composition of the Audit Committee: The Audit Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom shall meet the independence, experience and other requirements of The New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

     II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

          1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

          2. in its oversight of the Company's financial statements and the independent audit thereof;

          3. in selecting, evaluating and, where deemed appropriate, replacing the outside auditors; and

          4.  in evaluating the independence of the outside auditors.

     The Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. The function of the Audit Committee is oversight. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. While the Audit Committee, or its members, have the authority, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which they receive information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

     The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee and of Management, where appropriate, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors.

     The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing at least the matters set forth in Independence Standards Board No. 1.

     The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information system design and implementation; and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

     III. Meetings of the Audit Committee: The Audit Committee shall meet periodically, as required, to fulfill its duties under this Charter, including meetings to discuss with Management the annual audited financial statements and quarterly financial statements. In addition, the Audit Committee shall meet separately at least annually with Management, the internal Chief Auditor and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

          1.  with respect to the outside auditors,

             (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

             (ii) to review and provide advice to the Board of Directors regarding fees charged by the outside auditors for audit and non-audit services;

             (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

             (iv) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

             (v) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee.

          2.  with respect to the internal auditing department,

             (i) to review the appointment and replacement of the Chief Auditor of the internal auditing department; and

             (ii) to advise the Chief Auditor of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to Management prepared by the internal auditing department and Management's responses thereto;

          3. with respect to financial reporting principles and policies and internal audit controls and procedures,

             (i) to advise Management, the internal auditing department and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

             (ii) to consider any reports or communications (and Management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

        - deficiencies noted in the audit in the design or operation of internal controls;

        - consideration of fraud in a financial statement audit;

        - detection of illegal acts;

        - the outside auditors' responsibility under generally accepted auditing standards;

        - significant accounting policies;

        - Management judgments and accounting estimates;

        - adjustments arising from the audit;

        - the responsibility of the outside auditors for other information in documents containing audited financial statements;

        - disagreements with Management;

        - consultation by Management with other accountants;

        - major issues discussed with Management prior to retention of the outside auditors;

        - difficulties encountered with Management in performing the audit;

        - the outside auditors' judgments about the quality of the entity's accounting principles; and

        - reviews of interim financial information conducted by the outside auditors;

             (iii) to meet with Management, the Chief Auditor of the internal auditing department and/or the outside auditors:

        - to discuss the scope of the annual audit;

        - to discuss the audited financial statements;

        - to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by Management, the internal auditing department or the outside auditors, relating to the Company's financial statements;

        - to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

        - to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or Management; and

        - to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

             (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

             (v) to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements and the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

          4.  with respect to reporting and recommendations,

             (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

             (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors; and

             (iii) to report to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

     V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

                                                                       EXHIBIT A

                         COMPENSATION COMMITTEE REPORT

     The policy of the Company -- adopted by the Board of Directors in 1993 on the recommendation of our Committee is:

          "Company policy should be to make a meaningful part of the compensation of executive officers be based on performance. While the relative importance of performance measures may vary from year to year in line with corporate business plans and the Committee's judgment, the measures would include, amongst other criteria, earnings, return on assets, return on equity, loan and deposit growth."

     With respect to the Company's Chairman and President, their employment agreements, as mandated by our Committee, provide for annual performance bonuses to be based on performance elements set by the Committee together with its evaluation of relevant qualitative factors. Such factors include growth of consolidated earnings, improvement of return on assets and return on equity, and growth of loans, and deposits and customer repurchase agreements. Performance was to represent meaningful growth over the appropriate base period. Given the Company's 2001 performance, total cash bonus amounts of $825,000 and $350,000, respectively, were determined for Messrs. Cappelli and Millman pursuant to the application of objective formulae containing the above criteria implemented in March 2001, under the Company's Key Executive Bonus Plan.

     We further believe that the advances made by the Company since we recommended that performance-based compensation be emphasized and that there should be greater utilization of stock-based compensation demonstrate the soundness of this compensation philosophy and in this connection we recommend to the Board an increase of 400,000 in the shares available under the Company's Stock Incentive Plan, which increase the Board would recommend to the shareholders for approval at the upcoming annual meeting.

     After considering the Company's achievements in both interest and non-interest income resulting in higher earnings, concentration on higher margin business activities, asset and capital growth, and increased awareness in the financial markets and after evaluating the contributions made by Messrs. Cappelli and Millman and the responsibilities undertaken by them, our Committee determined that the annual base salaries under the Company's employment agreements with them should be increased by $50,000 and $25,000, respectively, effective January 1, 2002, and the terms of these agreements extended to December 31, 2006 and December 31, 2004, respectively.

     The Compensation Committee currently intends for compensation paid to the Company's executive officers to be tax deductible to the Company pursuant to
Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, the compensation is performance-based, is established by an independent committee of Directors, is objective and the plan or agreement providing for compensation has been approved in advance by the shareholders. The Compensation Committee reserves the right to pay compensation which does not satisfy the arbitrary and inflexible conditions of Section 162(m) if, in the judgment of the Compensation Committee, the benefits to the Company of the payment of such compensation outweighs the costs to the Company of failure to satisfy these conditions.

Dated:  February 15, 2002

                  WALTER FELDESMAN, ACTING CHAIR  ROBERT ABRAMS  ALLAN F.
                  HERSHFIELD

                                                                       EXHIBIT B

                STERLING BANCORP STOCK INCENTIVE PLAN AMENDMENT

     A. INTRODUCTION -- Sterling Bancorp (the "Company") desires to amend the Sterling Bancorp Stock Incentive Plan, as amended to date (the "Plan"), to increase the maximum aggregate number of shares subject to the Plan by 400,000.

     B. EFFECTIVENESS -- This amendment shall become effective if it shall be approved by the vote of a majority of the outstanding voting shares entitled to notice of and to vote at the 2002 Annual Meeting of Shareholders. In the event of any conflict between the provisions of this amendment and of the Plan as originally adopted, the provisions of this amendment shall control.

     C. SHARES SUBJECT TO THE PLAN -- The first sentence of Section 3 of the Plan, as amended, is amended to further increase the number set forth therein by 400,000.

                                STERLING BANCORP

                   650 FIFTH AVENUE, NEW YORK, NY 10019-6108

                            [STERLING BANCORP LOGO]

PROXY                                          THIS PROXY IS SOLICITED ON BEHALF
                                                       OF THE BOARD OF DIRECTORS


                                STERLING BANCORP

             ANNUAL MEETING OF SHAREHOLDERS, THURSDAY APRIL 18, 2002

     The undersigned appoints Louis J. Cappelli, John C. Millman and Henry J. Humphreys, or any one of them, attorneys and proxies with power of substitution, to vote all of the Common Shares and Preferred Shares of Sterling Bancorp standing in the name of the undersigned at the Annual Meeting of Shareholders on Thursday, April 18, 2002, and all adjournments thereof, hereby revoking any proxy heretofore given.


                   THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                    PLEASE MARK
                                                   YOUR VOTES AS
                                                   INDICATED IN
                                                   THIS EXAMPLE    /X/


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE           FOR           WITHHOLD
                       FOR                         All Nominees  For All Nominees
1. ELECTION OF DIRECTORS                               / /             / /

   01 Robert Abrams, 02 Joseph M. Adamko,

   03 Louis J. Cappelli, 04 Walter Feldesman,

   05 Allan F. Hershfield, 06 Henry J. Humphreys,

   07 John C. Millman, 08 Eugene T. Rossides.

To withhold authority to vote for any individual nominee(s) write that nominee's name in the space provided.

________________________________________________________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

                                           FOR      AGAINST      ABSTAIN
2. Proposal to approve the Stock           / /        / /          / /
   Incentive Plan Amendment

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    THIS PROXY WILL BE VOTED AS DIRECTED BY THE
                                    SHAREHOLDER IN THE MANNER DIRECTED HEREIN.
                                    IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                                    VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR"
                                    APPROVAL OF THE STOCK INCENTIVE PLAN
                                    AMENDMENT.

SIGNATURE_______________________ SIGNATURE_______________________ DATE__________

PLEASE MARK, DATE, AND SIGN AS YOUR NAME APPEARS ABOVE AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER NAMED SHOULD SIGN.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

       INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

    YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

                                    INTERNET
                           http://www.eproxy.com/stl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                    TELEPHONE
                                 1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      MAIL

                              Mark, sign and date
                                your proxy card
                                      and
                                return it in the
                             enclosed postage-paid
                                   envelope.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.